As filed with the Securities and Exchange Commission on June 2, 2026
Registration No. 333-296354

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________
GRANITE RIDGE RESOURCES, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware		88-2227812
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

5217 McKinney Ave, Suite 400 Dallas, Texas 75205
(Address of principal executive offices, including zip code)

GRANITE RIDGE RESOURCES, INC. AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN
(Full title of the Plan)

Tyler S. Farquharson President and Chief Executive Officer 5217 McKinney Avenue, Suite 400 Dallas, Texas 75205 (214) 396-2850
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Thomas Zentner Vinson & Elkins LLP Indeed Tower 200 W 6th Street, Suite 2500 Austin, Texas 78701 (512)-542-8400
___________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this "Amendment") to the Registration Statement on Form S-8, File No. 333-296354 (the "Registration Statement") is being filed by Granite Ridge Resources, Inc. (the “Company”) to (i) replace Exhibit 23.2 - Consent of Netherland, Sewell & Associates, Inc. with a corrected consent and (ii) re-file Exhibit 23.1 - Consent of Forvis Mazars, LLP to reflect an updated consent date. This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Description
3.1
Amended and Restated Certificate of Incorporation of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2022).

3.2	Amended and Restated Bylaws of Granite Ridge Resources, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 28, 2022).
4.1	Description of Securities (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K filed with the SEC on March 27, 2023).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Granite Ridge Resources, Inc.’s Registration Statement on Form S-4/A, filed with the SEC on September 12, 2022).
5.1
Opinion of Vinson & Elkins LLP, as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2026).

23.1*	Consent of Forvis Mazars, LLP, independent registered public accounting firm of Granite Ridge Resources, Inc.
23.2*	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Vinson & Elkins LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2026).
99.1
Granite Ridge Resources, Inc. Amended and Restated 2022 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2026).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registration Statement on Form S-8 filed with the SEC on May 29, 2026).

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, Texas, on June 2, 2026.
GRANITE RIDGE RESOURCES, INC.

By:    /s/ Tyler S. Farquharson
Name:    Tyler S. Farquharson
Title:     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on June 2, 2026.

Signatures	Title

/s/ Tyler S. Farquharson	President and Chief Executive Officer
Tyler S. Farquharson	(Principal Executive Officer)

*	Chief Financial Officer
R. Kyle Kettler	(Principal Financial Officer)

*	Chief Accounting Officer
Kimberly A. Weimer	(Principal Accounting Officer)

*	Director and Co-Chairman of the Board
Matthew Miller

*	Director and Co-Chairman of the Board
Griffin Perry

*	Director
Amanda N. Coussens

*	Director
Thaddeus Darden

*	Director
Michele J. Everard

*	Director
Kirk Lazarine

*	Director
John McCartney

*By: /s/ Tyler S. Farquharson
Tyler S. Farquharson, Attorney-in-fact